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                                                                   Exhibit 10.12


                              TERAYON CORPORATION

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into by and between TERAYON CORPORATION, a California corporation (the "Company"), and SELIM RAKIB ("Employee"), as of this ___ day of February, 1993 at San Jose, California.

     In consideration of the mutual promises contained below, the parties agree as follows:

1.  EMPLOYMENT.

    (a) ACCEPTANCE. By this Agreement, the Company employs Employee and Employee accepts employment with the Company. Employee represents to the Company that he is free to enter into and fully perform the duties described under this Agreement.

    (b) DUTIES. Employee will serve the Company in the capacity of Chairman of the Board and President, performing such duties as the Board of Directors will determine from time to time in its discretion. Employee will perform and discharge all of his duties to the best of his ability on a part-time basis.

2. DURATION. This Agreement and Employee's period of employment with the Company will be for a specified term of seven (7) years; provided however that such employment is at will and may be terminated by either party with or without cause at any time upon written notice.

3.  SALARY AND BENEFITS.

    (a) SALARY. For the performance of all of Employee's obligations under this Agreement, the Company will pay Employee a salary as the Board of Directors will determine, payable as earned in accordance with the payroll policies of the Company as constituted from time to time.

    (b) STOCK OPTION. The Company's Board of Directors (the "Board") have granted the Employee an option to acquire 400 shares (the "Shares") of the Company's Common Stock subject to the terms and conditions of a Stock Option Grant and Stock Option Exercise Agreement (the "Option Agreements") in exchange for the assignment by the Employee to the Company of technology valued at $50,000. The Shares will be subject to certain rights of first refusal as set forth in the Company's Bylaws.

    (c) IRREVOCABLE PROXY. In consideration for Employee entering into this Agreement with the Company and purchasing and holding the option, Employee will receive an Irrevocable Proxy with respect to any shares of the Company's stock outstanding as of the date hereof. Such Proxy will appoint Employee as attorney and proxy to attend meetings, vote, give consents and in all other represent such shares until both this Agreement and the Option Agreements are terminated or expire in accordance with the respective provisions of both this Agreement and the Option Agreements.

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    (d) EXPENSES.  The Company will reimburse Employee for all reasonable and necessary travel and other expenses incurred by Employee in connection with his duties hereunder in accordance with the Company's normal timetable of expense reimbursements in effect from time to time.

    (e) OTHER BENEFITS. During the term of employment under this Agreement, the Employee will be entitled to receive other benefits of employment generally available to the Company's other similarly situated employees as he becomes eligible for them.

    (f) WITHHOLDING. All sums payable to Employee under this Agreement will be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

4.  ADDITIONAL TERMS.

    (a) ASSIGNMENT. This Agreement is not assignable by Employee except with the written consent of the Company. This Agreement will be binding upon Employee's heirs, executors, administrators, other legal representatives and assigns and is for the benefit of the Company, its successors, assigns and affiliates.

    (b) SEVERABILITY. If any provision of this Agreement may be unenforceable for any reason, it will be interpreted, to the extent possible, to enhance its enforceability in order to achieve the intent of the parties to this Agreement. Nonetheless, the invalidity of any provision of this Agreement as applied to certain circumstances will not affect the validity or enforceability of such provision as applied to other circumstances or any other provision of this Agreement.

    (c) GOVERNING LAW. This Agreement will be construed in accordance with and governed by the laws of the State of California.

    (d) ENTIRE AGREEMENT. This Agreement expresses the entire understanding of the parties with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreement with respect to such subject matter.

    (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

    (f) NOTICES. All notices hereunder will be in writing and will be deemed to have been given when delivered personally or mailed by certified mail, return receipt requested, to the other party at the address set forth below such party's signature hereto, or at such other address as may be hereafter requested for such purpose by notice duly given hereunder.

    (G) AMENDMENT, WAIVER. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this Agreement by any party will not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement. The failure of any party at any time to require

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performance by any other party of any provision of this Agreement will not affect the right of any such party to require future performance of such provision or any other provision of this Agreement.

     The parties to this Agreement hereby accept and agree to the above terms and acknowledge receipt of a copy of this Agreement.


TERAYON CORPORATION                      ___________________________________
                                         Employee's Signature

By:                                      Selim Rakib
    _________________________________    ___________________________________
                                         (Employee's Name)
Title: ______________________________

Address: ____________________________    Address:  1408 Miller Avenue
                                                   _________________________
                                         San Jose, CA  95129
_____________________________________    ___________________________________


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